EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

The following are the subsidiaries of Petrosearch Energy Corporation as of May 9, 2006:

     NAME                              STATE OF ORGANIZATION
-------------------------------------  ---------------------
Petrosearch Operating Company, L.L.C.          Texas
TK Petrosearch, L.L.C.                         Texas
Guidance Petrosearch, L.L.C.                   Texas
Cavalier Petrosearch, L.L.C.                   Texas
Pursuit Petrosearch, L.L.C.                    Texas
Buena Vista Petrosearch, L.L.C.                Texas
Rocky Ridge Petrosearch, L.L.C.                Texas
Rocky Mountain Petrosearch, L.L.C.             Texas
Clark Valley Petrosearch, L.L.C.               Texas
Big Sky Petrosearch, L.L.C.                    Texas
Champion Petrosearch, L.L.C.                   Texas
Alliance Petrosearch, L.L.C.                   Texas
OPES Petrosearch, L.L.C.                       Texas
Heisman Petrosearch, L.L.C.                    Texas
Great Buffalo Petrosearch, L.L.C.              Texas
Beacon Petrosearch, L.L.C.                     Texas
Anadarko Petrosearch, L.L.C.                   Texas
Cypress Petrosearch                            Texas
Rancon Petrosearch, L.L.C.                     Texas
Wilcox Petrosearch, L.L.C.                     Texas
Magnolia Petrosearch, L.L.C.                   Texas
Black Ramn Petrosearch, L.L.C.                 Texas
Barnett Petrosearch, L.L.C.                    Texas